Exhibit 99.1

Safeguard Scientifics Announces Agreement with Sierra Capital

Appoints Two New Independent Directors

Radnor, PA. – April 23, 2018 – Safeguard Scientifics, Inc. (NYSE: SFE) (“Safeguard” or “the Company”) today announced that it has entered into an agreement with Sierra Capital Investments, L.P. and its affiliates (collectively, “Sierra”), which currently own approximately 5.1% of the Company’s outstanding common stock. Under the terms of the agreement, the Safeguard Board of Directors has appointed two new independent directors, Russell D. Glass and Ira M. Lubert, to the Safeguard Board, effective immediately, and will support their re-election at the 2018 Annual Meeting of Shareholders as part of a five-person slate of nominees recommended by the Safeguard Board.

Dr. Robert J. Rosenthal, Chairman of the Safeguard Board, said, “We are pleased to have reached this cooperation agreement with Sierra and appreciate the constructive dialogue we have had with them. I am also pleased to welcome Russell and Ira to the Safeguard Board and am confident they will complement the strengths of the current members of our Board and help us oversee the execution of the Company’s strategy to streamline its organizational structure, reduce operating costs and monetize Partner Company interests to maximize net proceeds distributable to shareholders.”

Joseph M. Manko, Jr. of the Horton Fund and Darren C. Wallis of Maplewood Capital, LLC, speaking on behalf of Sierra, stated, “We appreciate the constructive engagement and open dialogue we have had with Safeguard’s Board and senior management team, and we are supportive of Safeguard’s new strategy, which addresses the suggestions raised during our engagement. With this cooperation agreement, we look forward to continuing to collaborate with Safeguard’s Board and senior management team as they execute on the Company’s strategy to maximize value for all shareholders.”

Under the terms of the cooperation agreement, Sierra will vote its shares in favor of all of Safeguard’s director nominees, including the new independent directors, at the Company’s 2018 Annual Meeting of Shareholders. Sierra will also abide by certain customary standstill provisions until the date that is the earlier of 10 calendar days prior to the expiration of the advance notice period for the submission of shareholder nominations to be considered at Safeguard’s 2019 Annual Meeting of Shareholders pursuant to Safeguard’s Bylaws and 100 days prior to the first anniversary of Safeguard’s 2018 Annual Meeting of Shareholders.

The complete agreement among Safeguard, Sierra and various affiliates of Sierra will be included as an exhibit to a Current Report on Form 8-K that Safeguard will file with the Securities and Exchange Commission.

Morgan, Lewis & Bockius LLP served as legal counsel to Safeguard. Olshan Frome Wolosky LLP served as legal advisor to Sierra.

About Russell D. Glass

Russell D. Glass has served as the Founder and Managing Member of RDG Capital LLC and affiliated investment partnerships, which focus on undervalued companies with identifiable catalyst opportunities to enhance shareholder value, since 2005. He has also served as the Managing Partner of RDG Capital Fund Management, an investment advisory firm, since 2014, and as a Partner and Senior Adviser at Knights Genesis, a private equity firm, since 2017. Previously, he served as the Managing Member of Princeford Capital Management, an investment advisory firm, from 2009 to 2014, and as Chief Executive Officer of Cadus Pharmaceutical Corporation (n/k/a Cadus Corporation), a biotechnology holding company (“Cadus”), from 2000 to 2003. He also served on the Board of Directors of Cadus from 1998 to 2011. Mr. Glass served as the Co-Chairman and Chief Investment Officer of Ranger Partners, an investment fund management company, from 2002 to 2003. From 1998 to 2002, he served as the President and Chief Investment Officer of Icahn Associates Corporation, a diversified investment firm and principal investment vehicle for Carl Icahn. Mr. Glass also previously served as a Partner at Relational Investors LLC, an investment fund management company, from 1996 to 1998, and Premier Partners Inc., an investment banking and research firm, from 1988 to 1996. Prior to that, Mr. Glass served as an Analyst with Kidder, Peabody & Co., an investment banking firm, from 1984 to 1986. He currently serves as a Director of Blue Bite LLC, a digital marketing technology company, since 2009, and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL Los Angeles Chargers, since 1993. Mr. Glass is also a board member of the Council for Economic Education, a non-profit organization that promotes economic literacy. Mr. Glass previously served as a Director of Automated Travel Systems, Inc., an enterprise systems software firm; Axiom Biotechnologies, a pharmacology profiling company; Global Discount Travel Services/Lowestfare.com, a travel services company; National Energy Group, an oil & gas exploration and production company; and Next Generation Technology Holdings, Inc., a healthcare information company. Mr. Glass is a co-owner of the New York Mets of Major League Baseball. He has been a guest lecturer at Columbia Business School and earned an A.B. degree in Economics from Princeton University and an M.B.A. from Stanford University Graduate School of Business.

About Ira M. Lubert

Ira M. Lubert has served as Co-Founder and Chairman of each of Lubert-Adler Management Company, L.P. (since 1997), which advises a series of real estate funds, and Independence Capital Partners, LLC (since 1997), which provides services to certain investment advisers. He is also a Co-Founder of and a Partner in a series of private equity and real estate fund advisers, including LLR Management, L.P. (since 1999), which focuses on lower middle market growth companies; Quaker Partners Management, L.P. (since 2002), which advises a series of life sciences funds; LEM Capital, L.P. (since 2002), which advises a series of real estate funds invested primarily in multifamily properties; LBC Credit Management, LP (since 2005), which advises a series of structured finance funds; and Patriot Financial Management, L.P. (since 2007), which advises a series of community banking funds. Mr. Lubert has also served as a Co-Founder of Versa Capital Management, LLC (2004), specializing in distressed and special situations and worked with Rubenstein Partners, L.P., an office real estate investment firm, to found its first fund, Rubenstein Properties Fund, L.P. (2005). Previously, he was a General Partner of Rose Glen Capital Management, LP, a private equity fund. Mr. Lubert began his private equity career with Safeguard. In 1986, he founded Radnor Venture Partners, Safeguard’s first venture fund. From 1986 to 1997, he was a Managing Director and Co-Founder of TL Ventures, the subsequent Safeguard-affiliated family of early stage venture funds with over $1 billion of capital under management. Prior to that, he served as Chairman of the Board and President of CompuCom Systems, a microcomputer reseller. Mr. Lubert currently serves on the Board of Trustees of Pennsylvania State University (since 2015), where he served as Chairman from July 2016 to July 2017. He had previously served on the Pennsylvania State University Board from 1997 to 2000 and from 2007 to 2013. He currently sits on the Boards of Trustees of the Franklin Institute, a science museum and the center of science education and research in Philadelphia, and the National Constitution Center, a history museum. He previously served as a member of the Board of Directors of Thomas Jefferson University. He also previously served on the Board of Trustees of Pennsylvania Real Estate Investment Trust, a real estate investment trust, from 2001 to 2014. Mr. Lubert was honored as Drexel University’s LeBow College of Business 60th Business Leader of the Year and also has been honored by other institutions and organizations in the Commonwealth for his leadership and entrepreneurial nature and was honored by Temple University for his excellence in leadership with the Musser Award. Mr. Lubert holds a B.S. from Pennsylvania State University.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for Partner Companies and maximize the net proceeds distributable to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, Safeguard’s ability to have a smooth transition to a new management team, the timing of Safeguard’s management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of Partner Companies, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for Partner Company Interests, and the amount of net proceeds from the monetization of Partner Company Interests that are ultimately distributable to Safeguard shareholders after satisfying Safeguard’s debt obligations and working capital needs and the timing of such distributions. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our Partner Companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing Partner Companies, the fact that our Partner Companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our Partner Companies operate, our inability to control our Partner Companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our Partner Companies, including the fact that most of our Partner Companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s Partner Companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Important Additional Information And Where To Find It

Safeguard Scientifics, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Information regarding the names of Safeguard Scientifics’ directors and executive officers and their respective interests in Safeguard Scientifics through security holdings or otherwise can be found in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, filed with the SEC on April 12, 2017. To the extent holdings of Safeguard Scientifics’ securities have changed since the amounts set forth in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Safeguard Scientifics intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Safeguard Scientifics’ proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SAFEGUARD SCIENTIFICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Safeguard Scientifics with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Safeguard Scientifics’ corporate website at www.safeguard.com, by writing to Safeguard Scientifics’ Corporate Secretary at Safeguard Scientifics , Inc. 170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087 or by contacting Safeguard Scientifics’ investor relations department at 610.975.4952.

SAFEGUARD CONTACT:

John E. Shave III

Senior Vice President, Investor Relations and Corporate Communications

(610) 975.4952

jshave@safeguard.com

Bruce H. Goldfarb/Patrick McHugh

Okapi Partners LLC

212-297-0720

MEDIA CONTACT:

Ed Trissel / Aura Reinhard

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449